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                                                                      EXHIBIT 99




                                                 CONTACT:  Jim Bauer
                                                           Investor Relations
                                                           (678) 473-2647
                                                           jim.bauer@arrisi.com


                        ARRIS EXPECTS FOURTH QUARTER 2003
                           RESULTS TO EXCEED GUIDANCE
                   AND PROVIDES PRELIMINARY FIRST QUARTER 2004
                                REVENUE GUIDANCE

DULUTH, GA. (JANUARY 5, 2004) ARRIS (NASDAQ:ARRS), a global telecommunications technology leader, today announced that results for the fourth quarter of 2003 are expected to significantly exceed previously provided guidance. The Company now anticipates that revenues will be in the range of $126 to $129 million and net income (loss) per share is expected to be in the range of $(0.11) to $(0.16). Excluding certain items detailed below, net income (loss) per share is expected to be in the range of $0.01 to $0.06. This compares with previous guidance for revenues in the range of $105 to $115 million with net income
(loss) per share in the range of $(0.12) to $(0.20), inclusive of amortization of intangibles, and $0.00 to $(0.08) excluding the amortization of intangibles. The Company also noted that it had approximately $84 million of cash on hand at the end of 2003, up from the $60 million level at the end of the third quarter 2003.

Included in the Company's estimate of net income (loss) per share are: 1) the amortization of intangibles of $(0.12), 2) the write-off of unamortized fees related to its loan facility which was cancelled in the fourth quarter of $(0.03), 3) litigation damages with respect to patent infringement judgments of $(0.03), 4) the write-down to market of certain investments and severance costs totaling $(0.01), 5) a gain related to the partial realization of its outstanding receivables from Cabovisao of $0.02. The Company noted that it is still reviewing the impact of certain items, in particular, potential damages, fees and inventory costs associated with the recent Digicon patent infringement judgment.

"We continue to be very pleased about the customer acceptance of our market leading, next generation high speed data and cable telephony products as reflected in our anticipated out-performance of previous guidance for the current quarter," said Bob Stanzione, ARRIS Chairman & CEO. "The increase in our revenue and earnings guidance at this time is partially driven by increased demand from our customers in response to growing competition in their markets and also that we received certain releases for shipment of products during the
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fourth quarter that we had not previously anticipated until the first quarter of
2004." Stanzione continued, "As a result of our current level of visibility into the first quarter of 2004, we now believe that revenues will be in the range of $110 to $120 million. We will discuss our business outlook and revenue and earnings estimates in greater detail in our fourth quarter and full year 2003 earnings release after the market close on February 3, 2004 and during our earnings conference call on February 4, 2004. We believe that the growing market demand for high speed data and voice over IP as well as trend towards video over IP will continue to fuel future demand for ARRIS' innovative products."

The Company also noted that they will participate in the Sixth Annual Needham Growth Conference at the New York Palace Hotel in New York City, on Tuesday, January 6, 2004 with a presentation at 10:00 a.m. EST. Investors may listen to the webcast live and view a copy of the slide presentation at the http://www.wallstreetwebcasting.com/webcast/needham7/arrs/ website coincident with the start of the 10:00 a.m. presentation.

ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Duluth, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS' products and services is found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

         -        fourth quarter 2003 revenues, net income (loss), cash

         -        first quarter 2004 revenues

         -        the general market outlook and acceptance of ARRIS products;
                  and

         -        the timing of improvements in industry conditions

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

         - projected results for the fourth quarter 2003 and the first quarter of 2004 as well as the general outlook for 2004 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control;

         - because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent

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                  on the effective implementation of those plans while
                  minimizing organizational disruption;

         - several of the substantial participants in our industry, including some of our customers are in a weakened financial condition which could directly or indirectly cause a reduced demand for our products or other unexpected consequences, additionally, we cannot be certain if or when the general uncertainty in our industry will stabilize or improve.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

                                     # # # #


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                                ARRIS GROUP, INC.
                      SUPPLEMENTAL EARNINGS RECONCILIATION
                                (PER SHARE DATA)
                                   (UNAUDITED)

                                                             -------------------------------------
                                                             ESTIMATED RANGE OF EARNINGS PER SHARE
                                                             THREE MONTHS ENDED DECEMBER 31, 2003
                                                             -------------------------------------
                                                                      PER DILUTED
                                                                         SHARE
                                                                   -----------------
Net income (loss)                                                   (0.11) - (0.16)

Highlighted items:
  Amortization of intangibles                                                 0.12
  Write-off of unamortized bank fees                                          0.03
  Litigation damages with respect to patents                                  0.03
  Loss on investments & severance                                             0.01
  Gain on partial realization of Cabovisao receivable                        (0.02)
                                                                   ---------------
    Total highlighted items                                                   0.17
                                                                   ---------------
Net income (loss) excluding highlighted items                          0.06 - 0.01
                                                                   ===============

ARRIS believes that presenting earnings per share amounts adjusted for the events described above provides meaningful information which will allow investors to more easily compare ARRIS' financial performance period to period. Therefore, ARRIS will continue to provide similar information in the future with full schedules reconciling the differences between GAAP and non-GAAP financial measures. As used herein, "GAAP" refers to accounting principles generally accepted in the United States.